Exhibit 23.1



                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus of The Andersons, Inc. for the registration of $10,000,000 of its debentures and to the incorporation by reference therein of our report dated February 2, 1996, with respect to the consolidated financial statements of The Andersons, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


                                         /S/Ernst & Young LLP
                                         ERNST & YOUNG LLP

Toledo, Ohio
May 21, 1996